EXHIBIT 24



                               Charles J. Schafer
                                Exhibit to Form 4
                        L-3 Communications Holdings, Inc.
                                December 19, 2006


                                 AUTHORIZATION

The undersigned hereby appoints Allen E. Danzig, his authorized representative to execute and file with the Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder which relate to the securities of L-3 Communications Holdings, Inc.: (i) Initial Statement of Beneficial Ownership on Form 3, (ii) Statement of Changes in Beneficial Ownership on Form 4, and (iii) Annual Statement of Changes in Beneficial Ownership on Form 5. This Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the tenth anniversary hereof or the revocation of this Authorization by the undersigned.


Date:   December 19, 2006



                                                By:     /s/ Charles J. Schafer
                                                        ----------------------
                                                        Charles J. Schafer